Exhibit 5.1

Hofheimer Gartlir & Gross, llp
_____________________________

530 Fifth Avenue, NewYork, NY 10036 Tel (212) 818-9000 Fax (212) 869-4930 Web www.hgg.com	Writer's Email rkleinahgg.com Direct lines (212) 897-7883 (voice) (212) 897-4982 (fax)

	Bernard Gartlir* Jules E. Levy Gerald H. Morganstern Scott R. Kipnis*** Sharon M. Zimmer David L. Birch° Louis D. Sherman Douglas Gross	August 15, 2013 MyCause Beverages Inc. 39445 Floral Lane Mechanicsville, Maryland 20659 Gentlemen:	Arthur M. Michaelson Jerod A. Rosenthal ____________ COUNSEL Norman Gross ____________ RETIRED PARTNER
* ** *** ° °° °° Δ
Richard G. Klein
Robert D. Howard***
Edwin A. Novak
Peter I. Reiter
Craig Weiner
Robert Kenney°°
____________________

Rachel N. Greenberger**
Suzanne M. Wismer
Gary N. Smith***
Nicholas B. Malito°°°
Ofer Reger
Zachary B. Grendi°°°
Cynthia G. CouchΔ

Admitted NY and FL
Admitted NY and NJ
Admitted NY, NJ and PA
Admitted NY and PA
Admitted NY, CT and PA
Admitted NY, NJ and CT
Admitted NY and VA

1 Huntington Quadrangle
Melville, NY 11747
Tel (212) 818-9000

P.O. Box 382
105 Eisenhower Pkwy.
Roseland, NJ 07068-1640
Tel (973) 226-4788

We have acted as counsel to MyCause Beverages Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of the Company's common stock, par value $0.0001 per share (the "Shares"), as described in the Company's Registration Statement on Form S-1 (File No. 333-188581) initially filed with the U.S. Securities and Exchange Commission on May 14, 2013 (as amended and as it may subsequently be amended, the "Registration Statement").

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (a) the Shares are duly and validly authorized for issuance, (b) when the issued by the Company in accordance with the terms of the Subscription Agreements, a form of which has been filed as an exhibit to the Registration Statement (the "Subscription Agreement"), and upon receipt by the Company of payment for the Shares as provided in the Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable.

Hofheimer Gartlir & Gross, llp __________

MyCause Beverages Inc. August 15, 2013 Page 2

The opinions expressed herein are limited exclusively to applicable federal laws of the United States of America and applicable provisions of, respectively, the Delaware Constitution, the Delaware General Corporation Law and reported judicial interpretations of such law, in each case as currently in effect; and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Hofheimer Gartlir & Gross, LLP
Hofheimer Gartlir & Gross, LLP